Exhibit 4.16

LETTER AGREEMENT TO RESTATED AGREEMENT TO REPAY INDIVIDUAL LOAN

       Reference is made to that certain Restated Agreement to Repay Individual Loan, dated June 13, 2020 (the “Agreement”), by and between Inhibikase Therapeutics, Inc., a Delaware corporation (the “Corporation”) and Milton H. Werner, Ph.D. (the “Individual”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

On September 11, 2020, the Corporation is entering into this letter agreement (the “Letter Agreement”) with the Individual in connection with the initial public offering of the Corporation’s common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”). Accordingly, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows.

Notwithstanding anything to the contrary set forth in the Agreement:

1.                  Modification to Payment Terms. The Corporation and the Individual agree that, in the event that the Corporation consummates the IPO, no amount of the Individual Loan will become due and payable until the date that is twelve (12) months subsequent to the date of the IPO.

2.                  No Other Changes. Except as expressly set forth in this Letter Agreement, the Agreement remains in full force and effect and is hereby ratified and confirmed. Any reference to the Agreement from and after the date hereof shall be deemed and construed as meaning the Agreement as modified by this Letter Agreement.

3.                  Miscellaneous. Sections 5, 7, 8, 9 and 10 of the Agreement shall be incorporated herein, except that references to “this Agreement” in such sections of the Agreement shall be construed to reference this Letter Agreement when incorporated by reference herein.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

Milton H. Werner, Ph.D., an Individual

By:	/s/ Milton H. Werner

Inhibikase Therapeutics, Inc.

/s/ Elizabeth O’Farrell
Elizabeth O’Farrell
Authorized Board Member